UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report
(Date of earliest event reported)  January 28, 2005

MICRO COMPONENT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-22384	41-0985960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 West County Road C, St. Paul, Minnesota 55113
(651) 697-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A  MATERIAL DEFINITIVE AGREEMENT.

On March 9, 2004 we completed a $5.0 million secured financing transaction with Laurus Master Funds, Ltd.  Under the terms of the three-year agreement, we put in place a $3.0 million secured working capital line of credit and a $2.0 long-term convertible note.

On January 28, 2005, we competed an amendment to the financing agreement with the lender.  Under the terms of the amendment, $800,000 of principal payments on the long-term convertible note scheduled to begin on February 1, 2005 have been deferred for one year, and the maturity date of the long-tem convertible note has also been extended for one year from March 2007 to March 2008.  As a part of this amendment, the fixed conversion prices related to both the $3.0 million secured working line of credit and the $2.0 long-term convertible note were reduced to $0.60 and $0.56, respectively.  Additionally, we issued the lender a seven-year warrant to purchase 150,000 shares of common stock at a price of $0.67.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(c)                                                                                                          Exhibits

10.1                                                                                                   Amendment No. 1 by and between Micro Component Technology, Inc. and Laurus Master Fund, Ltd. dated January 28, 2005 to Secured Convertible Term Note, Secured Revolving Note, Registration Rights Agreement and Minimum Borrowing Note Registration Rights Agreement (schedules omitted).

10.2                                                                                                   Common Stock Purchase Warrant with Laurus Master Fund, Ltd. dated January 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO COMPONENT TECHNOLOGY, INC.
(Registrant)

Date: February 3, 2005

By:	/s/ Thomas P. Maun
(Thomas P. Maun, Chief Financial Officer)

EXHIBIT INDEX

Ex. No.	Description

10.1

Amendment No. 1 by and between Micro Component Technology, Inc. and Laurus Master Fund, Ltd. dated January 28, 2005 to Secured Convertible Term Note, Secured Revolving Note, Registration Rights Agreement and Minimum Borrowing Note Registration Rights Agreement (schedules omitted).

10.2	Common Stock Purchase Warrant with Laurus Master Fund, Ltd. dated January 28, 2005.